EXHIBIT 23.1


                    Consent of Independent Public Accountants
                    -----------------------------------------


        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated May 6, 1997 (except with respect to the matters discussed in Note 17 as to which the date is May 12,
   1997), included in or incorporated by reference into Thermo TerraTech Inc.'s Annual Report on Form 10-K for the year ended March 29, 1997, and into the Company's previously filed Registration Statements as follows:
   Registration Statement No. 333-02269 on Form S-2, Registration Statement No. 33-16462 on Form S-8, Registration Statement No. 33-16464 on Form S-8, Registration Statement No. 33-16465 on Form S-8, Registration Statement No. 33-16466 on Form S-8, Registration Statement No. 33-31478 on Form S-3, Registration Statement No. 333-2055 on Form S-3, Registration Statement No. 33-52824 on Form S-8, Registration Statement No. 033-65307 on Form S-8, Registration Statement No. 033-65283 on Form S-8, Registration Statement No. 033-65281 on Form S-8, and Registration Statement No. 33-86194 on Form S-8.



                                              Arthur Andersen LLP



   Boston, Massachusetts
   June 6, 1997